                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Service Corporation International on Form S-3 (File No. 333-10867), Form S-4 (File Nos. 333-01857 and 33-54996) and Form S-8 (File Nos. 333-33101, 333-00177,
333-00179, 33-9790, 33-17982, 333-02665, 333-19863 and 33-50987) of our report dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

Houston, Texas
March 27, 1998